Exhibit 10.1

March 16, 2026

Marc Benathen

Re:	Resignation & Transition Services Agreement

Dear Marc:

This letter sets forth the substance of the resignation and transition services agreement (the “Agreement”) which LifeMD, Inc. (the “Company”) is offering to you (the “Employee”) to aid in your employment transition. This Agreement will become effective on the date it has been signed by both parties (the “Effective Date”).

1. Resignation. You and the Company have mutually agreed to your resignation of employment and agree that your last day of work with the Company and your employment resignation date will be March 31, 2026 (the “Resignation Effective Date”), which shall also constitute the termination date of the Employment Agreement, as defined in Section 6, below. Thereafter you will be engaged as an independent contractor to perform the advisory services described in Section 3, below. The Company will announce your resignation as an employee in a press release and in any required SEC filing, both in language to be mutually agreed in advance, subject to requirements under applicable law. Neither the Company nor you will make any other announcement regarding your transition except as consistent with the language that appears in the aforementioned disclosures or as otherwise required under applicable law, including but not limited to proxy regulations. The Company further agrees to remove all references to you from its website and other marketing and promotional materials by March 31.

2. Accrued Salary. By the next regular payroll date following the Resignation Date, the Company will pay you all accrued salary earned through the Resignation Effective Date, subject to standard payroll deductions and withholdings. You will receive this payment regardless of whether or not you sign this Agreement. You acknowledge that the Company maintains a non-accrual vacation policy and that you have no accrued but unused vacation time to be paid out upon resignation of employment.

3. Transition Services Payments. In consideration of your timely execution of this Agreement and full compliance with your continuing obligations to the Company hereunder your agreement to provide transition advisory services as detailed below, the Company will provide you with a transition service fee of $38,117 a month [$457,406.25/12] to be reportable on Form 1099, and not as employee wages, for a minimum period of six (6) months following the Resignation Effective Date, and—if you timely sign and do not revoke Exhibit A and have not secured other full-time employment at that time—up to the point in time that you have secured full-time employment and no longer than a total of twelve (12) months following the Resignation Date (the “Transition Service Fee”). The Transition Service Fee payments will be made, pursuant to normal monthly 1099 payroll cadence, for each applicable month, beginning for the Transition Service Fee for the month of April. In exchange for the Transition Service Fee, the Company will retain you as an advisor for a minimum of six (6) months and a maximum of twelve (12) months following the Resignation Effective Date (the “Advisory Period”)—subject to the limitations described above—during which you agree to provide advisory services as may reasonably be requested at the discretion of the Board of Directors (the “Board”) or its designee or the Company’s CEO. During the Advisory Period you will, upon the Company’s CEO’s request and, under the direction of an authorized Company representative only, assist with matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, the transition of any present or prior relationships and the orderly transfer of any such work and institutional knowledge to such authorized representative of the Company. During the Advisory Period, you will not be permitted to provide services on behalf of or otherwise hold yourself out as a representative of the Company, unless specifically requested to by an authorized representative of the Company. By signing this Agreement to accept the Transition Service Fee, you agree that you are not eligible for, will not seek, and hereby irrevocably waive any all rights, title, interest in or to pursue any and all severance pay (i.e., “…severance pay equal to Employee’s then current monthly Base Salary for six months….”) as set forth in Paragraph 7 of your February 4, 2021 Employment Agreement.

Corporate Address	West Coast	Southeast	www.lifemd.com
236 Fifth Avenue, Suite 400	5882 Bolsa Avenue, Suite 100	201 Brookfield Parkway, Suite 200	info@lifemd.com
New York, New York 10001	Huntington Beach, CA 92649	Greenville, SC 29607	(800) 852-1575

Marc Benathen

March 16, 2026

4. Additional Payment. In addition, provided you timely execute and do not revoke the updated release of claims attached hereto as Exhibit A (the “Resignation Effective Date Release”) no earlier than March 16, 2026 and no later than 21 days after you receive it, then you will be eligible to receive the Transition Service Fee described above for beyond the initial six (6) months, provided the Company has received the executed Resignation Effective Date Release from you on or before that date.

5. Restricted Shares. With respect to the 536,250 RSUs that were granted to you pursuant to the Third Amendment of the Employment Agreement, 87,250 RSUs shall be forfeited as of the Resignation Effective Date (notwithstanding any provision to the contrary in the Employment Agreement, any amendment to the Employment Agreement or any restricted share agreement). For avoidance of doubt, the Company will permit you to retain all RSUs vested prior to March 31, 2026 (the “Vested Shares”), subject to the Clawback Provisions in Section 19. The Company will cooperate with you and the transfer agent to remove restrictive legends on the Vested Shares in accordance with the requirements of Rule 144 of the Securities Act of 1933, as amended, and the Company will bear the cost of any associated opinion of counsel needed to do so.

6. Other Compensation or Benefits. From April 1, 2026 until to you secure other full-time employment—but no later than April 1, 2027 even if you do not secure other full-time employment, the Company will reimburse you for your personal costs of COBRA benefits. You will be required to submit these COBRA costs for reimbursement to the Company payroll department, along with an affirmative statement of not having secured other full-time employment, on a monthly basis. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, equity, or benefits after the Resignation Effective Date, including but not limited to under Employment Agreement dated February 2, 2021, and all amendments thereto (together, the “Employment Agreement”) or any equity documents, including without limitation any RSA.

Marc Benathen

March 16, 2026

7. Expense Reimbursements. Except for the aforementioned COBRA costs, you agree that, within ten (10) days of the Resignation Effective Date, you will submit your final documented expense-reimbursement statement reflecting all business expenses you incurred through the Resignation Effective Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice and as part of this Agreement

8. Return of Company Property. You agree that by the Resignation Effective Date, you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession, direction or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Resignation Effective Date or as soon as possible thereafter. If you have used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, by the Resignation Effective Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company with one-time access, under your direct supervision, to your system as requested to verify that the necessary copying and/or deletion is completed. Receipt of the benefits described in Sections 3 and 4 of this Agreement is expressly conditioned upon return of all Company property.

9. Retrieval of Personal Property. If after the Resignation Effective Date, upon a mutually agreeable date, the Company will permit you to retrieve any personal property that may be located at any Company location, either by allowing you to make a supervised visit to the Company’s premises outside of regular working hours or by any other method agreed by the parties.

10. Confidential Information and Post-Resignation Obligations; IP Assignment. Both during and after your employment you agree to refrain from any unauthorized use or disclosure of the Company’s proprietary or confidential information or materials. You acknowledge your continuing your post-resignation obligations to the Company pursuant to your Employment Agreement and all amendments thereto. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order. The parties acknowledge and agree that you may have contributed to certain inventions, work product, works of authorship, computer programs, ideas, concepts, development tools, design tools, test methodologies, products, devices, techniques, know-how, algorithms, methods, processes, procedures, improvements, whether or not eligible for or covered by patent, copyright, trademark or trade secret protection, and whether or not reduced to practice, that is within the scope of the Company’s business, research or investigations or results or resulted from or is or was suggested by any work performed by you for the Company, whether solely or jointly with others, and whether or not while engaged in performing work for the Company (“Company IP”). In connection therewith, you hereby assign, convey and transfer to the Company and its successors and assigns your entire right, title and interest in and to any and all Company IP, including all intellectual property rights related thereto.

Marc Benathen

March 16, 2026

11. Mutual Non-Disparagement. You agree to refrain from making any disparaging statements about the Company Parties (as defined below) to anyone inside or outside the Company, including, without limitation, the business, products and services, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company or any of the other Company Parties; provided that you may respond accurately and fully to any request for information if required by legal process or in connection with a governmental investigation. The Company agrees to refrain from making any disparaging statements about you, to anyone inside or outside the Company; provided that the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process, in connection with any of its communications with Government Agencies (as defined below) or other regulatory bodies and the Company may provide such disclosures as are required by the SEC or other regulatory bodies, applicable listing rules or other applicable laws or regulations. The Company’s obligations under this Section are limited to the Company’s current officers, directors, members of the C-Suite, Presidents, Senior Vice Presidents and Managing Directors as of the date of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.

12. Cooperation after Resignation. You agree to provide reasonable cooperation to the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands asserted against it (and, as applicable, its current or former employees, officers, directors or representatives) or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) requested by the Company and will make reasonable efforts to accommodate your scheduling needs. You further agree that you will cooperate with the Company in matters relating to the transition of your work and responsibilities on behalf of the Company, as provided in Section 3, above.

Marc Benathen

March 16, 2026

13. Release by the Company. In exchange for the promises provided by you herein, the Company hereby covenants not to sue, and forever generally and completely releases, acquits and forever discharges you, and your heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the end of that employment, including claims for reimbursements, and any and all claims, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, known or unknown, suspected or unsuspected, which it ever had, now has, or may hereafter claim to have had, which occur on or before the date of its signature to this Agreement and arise out of or are related to your employment with the Company or the end of that employment, subject to the Clawback Provisions in Section 19 below. The released claims pursuant to this release by the Company include, but are not limited to, claims under any federal, state or local laws, and/or common law claims arising under contract or tort theories.

14. Release by You. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents, subsidiaries and affiliates, including but not limited to its affiliated network of medical Professional Corporations and medical Professional Associations, and its and their respective officers, directors, principals, members, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates whether in their individual, representative, professional or official capacities (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the end of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims related to the Employment Agreement, the RSA or any other agreement; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:

●	has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

Marc Benathen

March 16, 2026

●	has violated law or has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Genetic Information Nondiscrimination Act; the Family and Medical Leave Act; the South Carolina Human Affairs Law; Sections 37-5-106, 41-1-20, 41-1-30, 41-1-7, 41-1-80, 41-1-85, and 53-1-110 of the South Carolina Code; the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Lilly Ledbetter Fair Pay Act; the Uniformed Services Employment and Reemployment Rights Act; the Fair Credit Reporting Act; and the National Labor Relations Act;

●	has violated any statute, public policy or common law (including but not limited to Claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; medical negligence and/or malpractice; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed; and you are not releasing any right of indemnification you may have for any liabilities arising from your actions within the course and scope of your employment with the Company or within the course and scope of your role as an officer of the Company. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement has prevented, currently prevents, or shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement is not intended to and does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.

Marc Benathen

March 16, 2026

15. Your Acknowledgments and Affirmations. You acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is deemed by the Company to be in addition to anything of value to which you were already entitled; (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible; (iii) you have been given sufficient time to consider this Agreement and consult an attorney or advisor of your choosing; and (iv) you are knowingly and voluntarily executing this Agreement waiving and releasing any Claims you may have as of the date you execute it. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You agree that you will not voluntarily (except in response to legal compulsion or as permitted in Section 14 above) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against any of the Company Parties. You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law.

16. No Admission. This Agreement does not constitute an admission by the Company or you of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

17. Breach. You agree that upon the issuance of a judgment from a court of competent jurisdiction enforcing an Arbitration Award determining that you have breached this Agreement, you will forfeit all amounts paid or owing to you under this Agreement, and you will be required to pay any such additional amounts as may be determined in the Arbitration Award. Further, you acknowledge that it may be impossible to assess the damages caused by your violation of the terms of Section 10 of this Agreement and further agree that any threatened or actual violation or breach of that Section 10 of this Agreement will constitute immediate and irreparable injury to the Company. You therefore agree that any such breach of this Agreement would be a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company as determined by a judgment from a court of competent jurisdiction enforcing an Arbitration Award (or court in the event of an injunction), upon your breach of this Agreement, the Company shall be entitled to an injunction to prevent you from violating or breaching this Agreement, and you further agree that a $1000.00 bond shall be sufficient if such a bond is required for the injunction. You agree that the party who is unsuccessful in whole or part in any legal or equitable action or arbitration under this Agreement, will pay the other party all of the costs, including reasonable attorneys’ fees, incurred by that party in connection therewith.

Marc Benathen

March 16, 2026

18. Tax Provisions. All payments and benefits under this Agreement will be subject to applicable withholding for federal, state, foreign, provincial and local taxes. It is intended that all of the benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, an exemption from the application of Section 409A of the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder (“Section 409A”) and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Agreement will be construed in a manner that complies with Section 409A, and any ambiguities herein shall be interpreted accordingly. Specifically, the payments under Sections 3 and 4 under this Agreement are intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9) and each installment of payments, if any, is a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i). However, if such exemptions are not available and you are, as of your “separation from service,” as such term is defined in Treasury Regulations Section 1.409A-1(h) (“Separation from Service”), a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the payments under Sections 3 and 4 shall be delayed until the earlier of (i) six months and one day after your Separation from Service, or (ii) your death. The payments under Sections 3 and 4 shall not commence until you have a Separation from Service.

The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you under Section 3, and you agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the Transition Services Fees and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of your failure to pay, or delayed payment on any such taxes.

19. Clawback Provisions. The Vested Shares and other incentive-based compensation received and the benefits provided to you under this Agreement (including foregoing your repayment of certain expenses), will be subject to recoupment or immediate forfeiture to the Company: (1) in accordance with applicable law or listing requirements, including pursuant to the Company’s Clawback policy, as it may be amended from time to time, and the requirements of Section 304 of the Sarbanes-Oxley Act of 2002; and/or (2) upon a written determination in an Arbitration Award or by an applicable Government Agency that you engaged in conduct that constituted a material breach of your continuing obligations to the Company under this Agreement or that you engaged in conduct that violates applicable law (either (1) or (2) , a “Clawback Event”).

For clarity, amounts subject to recoupment or cancellation pursuant to a Clawback Event will be computed net of any taxes withheld by the Company except as otherwise required by applicable law, and the Board or authorized committee thereof may determine in its sole discretion, the appropriate method for recouping or cancelling amounts.

Marc Benathen

March 16, 2026

Notwithstanding any indemnification agreement, applicable insurance policy or any other agreement or provision of the Company’s certificate of incorporation or bylaws to the contrary, you shall not be entitled to indemnification or advancement of expenses in connection with any enforcement of this Section 19 by the Company, but subject to the fee shifting provision in Section 17 herein.

20. Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter, and supersedes all prior agreements between the parties, including without limitation the Employment Agreement, (except with respect to the provisions of the Employment Agreement that survive as set above) . This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, in a manner that does cause the Agreement to fail of its essential purpose, such determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and electronic or facsimile signatures will suffice as original signatures.

21. Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received (a) when personally delivered, or delivered by same-day courier; or (b) on the third business day after mailing by registered or certified mail, postage prepaid, return receipt requested; or (c) upon delivery when sent by prepaid overnight express delivery service (e.g., FedEx, UPS); or (d) when sent by email or facsimile and upon the receipt by the sending party of written confirmation by the receiving party in any case addressed to either party, and in the case of the Company, to the CEO, at its normal business or residential address, which address may be updated by either party in writing from time to time. The parties agree to provide courtesy copies of any notice required or permitted to be given under this Agreement to their counsel of record. In the case of notice to you and notice to the Company, courtesy copies shall be sent to:

Marc Benathen	LifeMD, Inc., Legal Dept.
[***]	236 Fifth Ave, Ste. 400
New York, NY 10001
legal@lifemd.com

[signatures to follow on next page]

Marc Benathen

March 16, 2026

Sincerely,

LifeMD, Inc.

By:	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer & Chairman of the Board

Agreed to and Accepted:

/s/ Marc Benathen
Marc Benathen

March 16, 2026
Date

Exhibit A – Resignation Effective Date Release

Exhibit A

RESIGNATION EFFECTIVE DATE RELEASE

(To be signed and returned to the Company no earlier than March 16, 2026 and no later than twenty-one (21)) days after receipt)

LifeMD, Inc. (the “Company”) and Marc Benathen (the “Employee”) entered into a Separation Agreement dated March 16, 2026 (the “Agreement”). The parties to that Agreement hereby further agree as follows:

1.            A blank copy of this Resignation Effective Date Release (“Resignation Effective Date Release”) was attached to the Agreement as Exhibit A and the parties agree that it is part of the Agreement.

2.            In consideration of the Additional Payment described in Section 4 of the Agreement, Employee and the Company each hereby extends the release of claims in Sections 13, 14 and 15 of the Agreement to apply to any claims that arose through the date of this Resignation Effective Date Release, extends the waivers they made in Sections 13,14 and 15 of the Agreement to any claims that arose through the of this Resignation Effective Date Release, and extends the representations he made in Sections 14 and 15 of the Agreement through the date of this Resignation Effective Date Release.

3.            Employee also hereby extends the release of claims in Section 14 of the Agreement to any and all Claims under the Federal Age Discrimination in Employment Act, as amended (“ADEA”). Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA and that the consideration given for this Resignation Effective Date Release is in addition to anything of value to which they were already entitled. Employee further acknowledges that he has been advised by this writing, as required by the ADEA, that: (1) this Resignation Effective Date Release does not apply to any rights or claims that arise after the date he signs this Resignation Effective Date Release; (2) Employee should consult with an attorney prior to signing this Resignation Effective Date Release; (3) Employee has been given twenty-one (21) calendar days to consider this Resignation Effective Date Release (although he may choose to voluntarily execute this Resignation Effective Date Release earlier, though not earlier than the Resignation Effective Date); (4) Employee has seven (7) calendar days following the date he signs this Resignation Effective Date Release to revoke it; and (5) this Resignation Effective Date Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth (8th) calendar day after Employee signs it (the date it becomes effective is the “Resignation Effective Date Release Effective Date”).

4.            The parties agree that this Resignation Effective Date Release is a part of the Agreement.

Understood, Accepted and Agreed:

LIFEMD, INC.		EMPLOYEE

By:	/s/ Justin Schreiber	/s/ Marc Benathen
	Justin Schreiber	Marc Benathen
Chief Executive Officer & Chairman of the Board

03/16/2026		03/16/2026
Date		Date